UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kabushiki Kaisha UBIC

(Exact name of registrant as specified in its charter)

Japan	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Meisan Takahama Building, 2-12-23, Kounan, Minato-ku, Tokyo 108-0075, Japan

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares	The NASDAQ Stock Market LLC
Common Stock(1)	The NASDAQ Stock Market LLC

(1)         Application to be made for listing, not for trading, but only in connection with the registration of American Despositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-184691 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Not applicable

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The information set forth under the captions “Description of Share Capital” and “Description of American Depositary Shares” in the Preliminary Prospectus included in Registration Statement 333-184691 on Form F-1, as amended, originally filed by the Registrant on November 1, 2012 (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Kabushiki Kaisha UBIC

Date	April 18, 2013

By	/s/ Naritomo Ikeue
	Name:	Naritomo Ikeue
	Title:	Executive Vice President, Chief Operating Officer and Director